EXHIBIT 3

                 TOTAL ASSET ACCOUNT AGREEMENTS
                 Account Number 401 036 009 TAA


     This Agreement sets forth the terms and conditions governing the Total Asset Account (the "TAA") financial service to which the undersigned is applying with A.G. Edwards & Sons, Inc. ("Edwards"). The undersigned understands that before the TAA service is provided it will be necessary for Bank One, Columbus, N.A., Columbus, Ohio (the "Bank"), to accept the undersigned's application to open a checking account and a VISA account (a Card-Check Account) pursuant to which the undersigned may be provided checks ("Checks") and may be issued one or more VISA cards ("Card") to be used in connection with the TAA service. An annual fee will be charged by Edwards for the financial services provided to the undersigned. The annual fee may be changed at any time upon ten (10) days' notice to the undersigned. The undersigned understands that before TAA begins operation, the undersigned's securities margin account must have at least
$20,000 in any combination of cash or securities for an individual TAA or $50,000 in any combination of cash or securities for a business TAA.

     In consideration of Edwards, or any successor thereof, accepting one or more accounts of the undersigned (whether designated by name, number or otherwise) for the purchase, sale or carrying of securities, commodities and options, or contracts relating thereto, and other property (hereinafter collectively referred to as "property"), the undersigned agrees as follows:

GENERAL TERMS

1. DESCRIPTION OF TAA FINANCIAL SERVICES. The TAA is a regular Edwards securities margin account (the "Securities Account") which is linked to a no-load money market trust the undersigned designates as primary herein (the "Fund") and a Card-Check Account with checking and VISA Card services maintained by the Bank. The Securities Account and the Card-Check Account are collectively referred to as the Account.

2. REPRESENTATIONS, ADDITIONAL TERMS AND AMENDMENTS. The undersigned acknowledges receiving a copy of the Fund prospectus with the Program Summary Description and the Truth in Lending Disclosure. These document shall be referred to in this Agreement as the "Documents." Unless the context otherwise requires, the term "this Agreement" shall include the Documents as amended from time to time.

     The undersigned agrees that Edwards may amend this Agreement by modifying or rescinding any of its existing provisions or by adding any new provision, at any time by sending notice of the amendment to the undersigned. The undersigned hereby appoints Edwards as its agent in order to effectuate any such amendment. Any such amendment shall be effective as of the date established by Edwards.

     Except as herein provided, no provision of this Agreement as printed shall in any respect be waived, modified, amended or deleted nor shall acceptance of this Agreement and any accounts thereunder by Edwards constitute ratification of any such changes nor shall such acceptance stop Edwards from asserting and enforcing the original provisions of this Agreement as printed unless such changes are expressly agreed to in a separate document signed by the Director of Operations of Edwards or Edwards' designee. Receipt and retention of this Agreement shall constitute acceptance by Edwards without signature hereon.

3. LIEN AND SECURITY INTEREST. All monies and property carried by Edwards at any time in any account of the undersigned (held either individually, jointly or otherwise), other than a Regulated Commodity Account, or which may at any time be in Edwards' possession or under Edwards' control for any purpose shall be collateral subject to a general lien and security interest for the discharge of all obligations of the undersigned to Edwards, however and whenever arising.

     At any time and from time to time, at Edwards' discretion, Edwards may without notice to the undersigned transfer or apply any monies or property of the undersigned between or within any accounts of the undersigned (other than from Regulated Commodity Accounts unless separately agreed to by the undersigned).

4. EDWARDS' PLEDGE AND LOAN RIGHTS. Whenever the undersigned is indebted to Edwards or has a short position with Edwards, any property carried by Edwards in any account of the undersigned may from time to time and without notice to the undersigned be pledged, repledged, hypothecated or rehypothecated by Edwards, separately or together with the property of others, either for more or less than the amount of the indebtedness of the undersigned to Edwards, without Edwards retaining in Edwards' possession or under Edwards' control for delivery a like amount of similar property.

5. ARBITRATION. The following disclosure is required by various regulatory bodies but shall not limit the applicability of the following arbitration provision to any controversy or claim or issue in any controversy or claim which may arise between the undersigned and Edwards.

     (a)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     (b)  THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN
          COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     (c)  PRE-ARBITRATION, DISCOVERY IS GENERALLY MORE LIMITED
          THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     (d)  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE
          FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S
          RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY
          THE ARBITRATORS IS STRICTLY LIMITED.

     (e)  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A
          MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH
          THE SECURITIES INDUSTRY.

     (f) NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     The undersigned agrees and, by carrying any account for the undersigned, Edwards agrees that all controversies between the undersigned and Edwards or any of Edwards' present or former officers, directors, agents or employees that may arise for any cause whatsoever, shall be determined by arbitration. Any arbitration under this Agreement shall be before the National Association of Securities Dealers, Inc., or the New York Stock Exchange, Inc. or an arbitration facility provided by any other securities exchange of which Edwards is a member, or the American Arbitration Association, or the Municipal Securities Rulemaking Board, and in accordance with the rules obtaining of such organization. The undersigned may elect in the first instance whether arbitration shall be before and in accordance with the rules of one of the aforementioned arbitration forums by registered letter or telegram addressed to Edwards at Edwards' office in St. Louis, Missouri. If the undersigned fails to notify Edwards of such election as specified within five (5) days after receipt from Edwards of a request to make such election, then Edwards may make such election.

     At least one of the arbitrators appointed to hear any controversy to be settled by arbitration shall be currently employed full time by a member organization of the New York Stock Exchange, Inc., unless otherwise agreed in writing prior to the time of the arbitration.

     This arbitration provision shall apply to any controversy or claim or issue in any controversy arising from events which occurred prior, on or subsequent to the execution of this arbitration agreement. This arbitration provision shall be interpreted according to federal law and the Federal Arbitration Act. The award of the arbitrators, or of the majority of them, shall be final, and judgment on the award rendered may be entered into any court, state or federal, having jurisdiction.

6. LIQUIDATION. Should the undersigned fail to make any payment or deliver any property to Edwards when due, fail to maintain in any account of the undersigned with Edwards collateral of sufficient value to meet Edwards' then current requirements or otherwise fail to discharge any obligation to Edwards, or should the undersigned die, or should Edwards for any reason whatsoever deem it necessary for its protection, Edwards is hereby authorized to sell any securities, commodities or other property in any account of the undersigned with Edwards or buy-in any property in which any such account may be short, or otherwise effect settlement, or cancel any outstanding orders. Any such sale, purchase, settlement or cancellation may be made at Edwards' discretion and at its prevailing commission rates on any exchange or market where such business is transacted or at public auction or private sale without notice to the undersigned and without advertisement, tender or demand of any kind on the undersigned, such notice, advertisement, tender or demand being hereby expressly waived by the undersigned. Edwards may purchase any such property for its own account or on behalf of anyone else, free from right of redemption. The undersigned shall remain liable for any deficiency in any account of the undersigned. The undersigned shall also be liable for any fines, assessments or other costs levied against Edwards by any exchange, clearinghouse or regulatory authority resulting from the failure of the undersigned to deliver or otherwise make available any property sold by Edwards at the direction of the undersigned. No tender, demand, call or notice by Edwards shall constitute a waiver of any right to take any other action permitted hereunder at that time or in the future. The failure of Edwards to enforce its rights under this paragraph, this Agreement or any other agreement between the undersigned and Edwards shall not act as a waiver of any such rights nor preclude Edwards from exercising those rights thereafter.

7. AUTHORITY OF UNDERSIGNED. Each of the parties who execute this Agreement or who are authorized to act on behalf of the Account under this Agreement or under a separate agreement, shall have authority on behalf of the Account, and for the risk and in the name of the Account, and the undersigned does hereby appoint the undersigned's agent and attorney in fact in regard to the Account, to buy, sell (including short sales) and otherwise deal in stocks, bonds, options and other securities, listed or unlisted, and commodities for present or future delivery, on margin or otherwise in accordance with Edwards' terms and conditions; to deposit with, withdraw and receive payment or delivery in regard to the Account from Edwards, of money, commodities, stocks, bonds, contracts for purchase or sale of commodities, and other negotiable instruments, securities and other property; to execute checks on behalf of the Card-Check Account; to make purchases of merchandise and services and receive cash advances, all of which may be done for the Account or for the individual use of Account of any one of the undersigned and all of which will be chargeable to the Securities Account.

     Each of the undersigned indemnifies Edwards, its agents and employees, and covenants to hold Edwards, its agents and employees, harmless against all obligations, demands, losses or liabilities (including attorney's fees) by whomsoever asserted, which are suffered, incurred or paid by Edwards as a result of, or in any way arising out of, or following or consequential to, transactions or actions by any of the undersigned, either jointly or severally, or by any other party who is authorized to act on behalf of the Account.

8. INITIAL AND MAINTENANCE MARGIN AND INTEREST. No arrangements conflicting with Edwards' usual requirements for initial or maintenance margin shall be binding upon Edwards or have any effect unless expressly agreed to in a separate document signed by the Director of Operations of Edwards or Edwards' designee. No investment broker, branch office manager or branch office employee is authorized to waive or modify Edwards' margin demands or postpone sell-outs or buy-ins unless agreed to in writing by the Director of Operations of Edwards or Edwards' designee.

     Interest shall be charged on any debit balance in any account of the undersigned at rates related to Edwards' then prevailing broker's call money rate. The undersigned acknowledges having received from Edwards and examined a statement setting forth the details of the conditions under which interest will be charged, the method of computing such interest and the conditions under which additional collateral may be required.

9. INVESTIGATIVE CONSUMER REPORT. Edwards may request and procure an Investigative consumer report indicating the creditworthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living of the undersigned. The undersigned has the right, upon written request made within a reasonable period of time from the date hereof, to receive from Edwards a complete and accurate disclosure of the nature and scope of the investigation requested.

10. CHOICE OF LAW AND SUCCESSORS IN INTEREST. Except as specifically stated below, this Agreement, its enforcement and the interest charged hereunder shall be governed by the laws of the state of Missouri, shall cover individually and collectively all accounts that the undersigned may at any time maintain with Edwards, shall inure to the benefit of Edwards, any successor or assigns, and shall be binding upon the undersigned, the executors, administrators, successors, heirs and assigns of the undersigned. Provisions concerning the Card/Card-Check Account shall be governed by the Laws of the state of Ohio.

11. REVIEW OF DOCUMENTS. The undersigned will examine all statements, confirmations and other reports or notices upon receipt thereof from Edwards. Edwards may deem such statements, confirmations, reports or notices to have been accepted by the undersigned as correct and conclusive if the undersigned does not notify the Customer Service Department of Edwards otherwise in writing within ten (10) days after receipt, except in regard to transactions in options, commodities and contracts relating thereto, wherein notice of any discrepancies must be provided within three (3) days of receipt. Any such notice including notice of the non-receipt of any such report will be made by the undersigned via both telephone and telegraph directed to Edward's office in St. Louis, Missouri. The undersigned acknowledges that due to the nature of the markets involved, positions confirmed or deleted in error may result in a substantial loss. Consequently, the undersigned agrees that if for any reason the undersigned fails to bring an error or discrepancy to Edwards' attention within the periods specified above, any loss will be the responsibility and liability of the undersigned.

12. DEPOSITS. All Checks from the undersigned to be credited to the undersigned's account with Edwards shall be payable to "A.G. Edwards & Sons, Inc." Edwards may in its discretion refuse to accept for the undersigned's account Checks payable to any party other than the undersigned, and, in any event, such Checks, if accepted, shall be accepted for collection only and shall not be credited to the undersigned's account until paid.

13. CHOICE OF FORUM. Any suit, arbitration proceeding, reparation proceeding, claim of action against Edwards or its present or past officers, agents or employees shall be brought and heard in the city where the branch sales office of Edward's with which the undersigned dealt is or was located. If the court, arbitration agency or reparations tribunal does not conduct hearings in that city, then any such action must be brought and heard in the locale closest to that city in which the court, arbitration agency or reparations tribunal conducts hearings. This paragraph shall apply even if the undersigned has related disputes with other parties that cannot be resolved in the same locale.

14. TERMINATION OF TAA FINANCIAL SERVICES. The undersigned may terminate the TAA, upon receipt of written notice of revocation by the Director of Operations of Edwards from the undersigned. Notwithstanding any such revocation, this Agreement shall continue in effect as to all transactions entered into or an indebtedness occurred prior to such revocation and all matters pertaining thereto. The undersigned will remain responsible for any charges to the undersigned's Securities Account or Card-Check Account whether arising before or after termination.

     Edwards may terminate the undersigned's TAA, including the Securities Account at any time. Without limiting Edwards' rights in this regard, the undersigned acknowledges that the deposit of Checks followed by the prompt removal of funds for the primary purpose of earning dividends on Fund shares violates this Agreement. If in Edwards' sole judgment, it appears that the undersigned is so acting, Edwards may terminate the undersigned's TAA.

     If subscription to TAA is terminated for any reason, either by the undersigned or by Edwards, the undersigned will promptly return all unused Checks and Cards to Edwards. Failure to return such Checks and Cards to Edwards may result in a delay in following the undersigned's instructions as to the disposition of assets in the TAA. Should the TAA be terminated, Edwards may and is hereby authorized to redeem all Fund shares owned by the undersigned.

15. COSTS OF COLLECTION. Any expense, including attorney's fees, incurred by Edwards in the collection of a deficit from the undersigned in any account of the undersigned shall be borne solely by the undersigned. The undersigned agrees to pay any and all such costs and expenses, including attorney's fees, and any unpaid balances in any such accounts.

16. COMMUNICATIONS. Communications directed to the undersigned at the address then appearing on the account of the undersigned, sent by ordinary mail or delivered to such address, shall be deemed to have been personally delivered to the undersigned whether or not actually received.

     Unless otherwise specified, any notice required by this Agreement to be given by the undersigned to Edward shall be addressed to the Director of Operations at Edwards' Home Office as One North Jefferson, St. Louis, Missouri 63103, or at such other address as Edwards may instruct.

17. GENERAL REPRESENTATIONS. The undersigned, if an individual, represents that, unless the Director of Operations of Edwards has been notified in writing to the contrary, the undersigned has reached the age of majority; is duly authorized to execute this Agreement if acting on behalf of another; is not insolvent; is not an employee of any securities or commodities exchange, or of any corporation of which any such exchange, or of any corporation of which any such exchange owns a majority of the capital stock, or of any member of any such exchange, or of a member firm, corporation or organization registered with any such exchange, or of a bank, trust company or insurance company or of any corporation, firm or individual engaged in the business of dealing either as a broker or as a principal in securities, bills of exchange, acceptances or other forms of commercial paper; is not registered with any securities or commodities exchange, association or commission; and no one except the undersigned has an interest in any account of the undersigned with Edwards. The undersigned agrees that the undersigned will notify the Director of Operations of Edwards promptly of any change in the undersigned's circumstances affecting the foregoing representations.

18. SEVERABILITY. In the event any provision or clause of this Agreement shall be deemed invalid or unenforceable for any reason, such provision or clause shall be deemed to be ineffective to the extent of such invalidity or unenforceability but without affecting the remainder of this Agreement, which shall continue in full force and effect.

SECURITIES ACCOUNT

19. SETTLEMENT OF TRANSACTIONS. The undersigned will settle transactions when due and will maintain with Edwards collateral in the form of monies or property acceptable to Edwards of such value as Edwards may require and upon demand will immediately make payment of the entire amount or such part as Edwards may demand of the obligations of the undersigned to Edwards.

20.  SPECIFIC AUTHORIZATION OF TRANSACTIONS. NO EMPLOYEE OF
     EDWARDS IS AUTHORIZED TO ENTER TRADES FOR THE UNDERSIGNED WITHOUT THE UNDERSIGNED'S EXPRESS PRIOR APPROVAL UNLESS EXPRESSLY AGREED TO IN A SEPARATE DOCUMENT SIGNED BY THE DIRECTOR OF OPERATIONS OF EDWARDS OR EDWARDS' DESIGNEE; THE UNDERSIGNED AGREES TO IMMEDIATELY BRING ANY SUCH ACTIVITY TO THE ATTENTION OF EDWARDS. Acceptance by the undersigned of any such transaction or position in any account of the undersigned that was undertaken by an employee of Edwards on behalf of the undersigned but which was not expressly authorized by the undersigned prior to its entry and not immediately objected to by the undersigned after its entry, renders such employee the agent of the undersigned and precludes the undersigned from thereafter denying that the employee was given authority to enter other orders for transactions to positions in the account of the undersigned at the employee's discretion.

21. SELECTION OF EXCHANGE AND AGENT. Unless otherwise specified by the undersigned, Edwards is authorized to enter orders for the undersigned in its name on any exchange or other market or place where such business may be transacted for the undersigned's account and risk. The undersigned hereby authorizes Edwards to employ agents on behalf of the undersigned. The identity of any such agent so employed by Edwards on behalf of the undersigned shall be disclosed to the undersigned upon request. Edwards shall have no liability to the undersigned for the errors and omission of such agents who are independent contractors; provided, however, in any controversy between the undersigned and such agent, Edwards shall provide to the undersigned, without expense to the undersigned, such records and testimony of the transaction as Edwards has in its possession.

22. LIMITATION OR NON-EXECUTION OF ORDERS. Edwards shall not be liable to the undersigned for any default by a market (Exchange) on which the undersigned may have acquired a position. The undersigned understands that Exchanges may change terms, rules and procedures which may affect markets adversely; an Exchange may also default on a duty to pay its obligations or may be unable to take or make delivery of positions traded thereon.

     Edwards may limit the number of securities, options and commodities, or contracts related thereto, it will place or hold for the Account of the undersigned and reserves the right to cease accepting orders for additional securities, options and commodities, or contracts related thereto, from the undersigned at any time.

23. RECOMMENDATIONS AND ADVICE. Edwards' recommendations are recognized by the undersigned as opinions since such suggestions deal with future developments that cannot be predicted with certainty. Edwards is under no obligation to keep the undersigned abreast of developments in the market concerning securities, options and commodities, or contracts related thereto, and the undersigned shall be responsible for remaining informed of those securities, options, commodities and contracts related thereto.

     Edwards may from time to time make recommendations concerning the advisability of buying, selling or holding securities, options and commodities, or contracts relating thereto, or employing a trading method or program. The undersigned is aware that Edwards is in the business of generating brokerage commissions, and, as such is the case, the more trades the undersigned makes, the higher will be the amount of commissions generated. Trading programs may result in a higher number of trades being generated and commissions charged.

     Transactions in securities, options and commodities, or contracts related thereto, and the market activities of Edward or any of its officers, employees or shareholders may be inconsistent with the recommendations of Edwards to the undersigned.

24. RATIFICATION. All transactions and dealings with Edwards prior to the execution of this Agreement are hereby ratified by the undersigned and the undersigned hereby agrees that all such transactions and dealings are subject to all terms and provisions of this Agreement as if they had been subsequent to the execution hereof.

CHECKING/VISA ACCOUNT

     The undersigned hereby applies to the Bank for a Card-Check Account and requests that Checks be provided and that one or more VISA Cards be issued for use with the undersigned's Card-Check Account (limited to a maximum of two VISA cards for a business TAA). It is understood that this application for a Card-Check Account is accepted by the Bank when Checks are provided and, as appropriate, a Card is issued to the undersigned. The undersigned agrees that by signing, using, or permitting another to use the Checks or Card, the undersigned will be bound by the following terms and conditions.

25. OWNERSHIP. The Card remains the property of the Bank and may be canceled by the Bank at any time without prior notice. The undersigned agrees to surrender any unused Checks and Card and to discontinue use of the Card-Check Account immediately upon the request of the Bank or Edwards.

26. ACCOUNT PROCEDURES. It is understood that the Bank will open the undersigned's Card-Check Account in the name supplied to the Bank by Edwards, that information concerning transactions in the undersigned's Card-Check Account or the status of such account will be furnished to the undersigned by Edwards, and that billing error disputes or inquires are to be directed to the Bank through Edwards. It is also understood that Checks provided with the undersigned's Card-Check Account will not be returned to the undersigned after presentation to the Bank for payment.

27. LIABILITY. The undersigned agrees to assume liability for all transactions made by the undersigned, or by an authorized person, through the use of the Checks or Card in connection with the undersigned's Card-Check Account. The undersigned also agrees to pay the reasonable costs and expenses of collection of any unpaid balance due on the undersigned's Card-Check Account, including, but not limited to, attorney's fees.

28. AUTHORIZATION LIMIT ("TOTAL.INC"[REGISTERED]). Neither the undersigned not any person authorized to act on behalf of the undersigned will incur any charge by use of the Checks or Card in excess of the amount authorized for the undersigned's Card-Check Account Total.inc, as established by the Bank based upon information furnished to the Bank by Edwards. It is understood that the Total.inc established for the undersigned's Card-Check Account will be the aggregate amount of any uninvested free credit cash balance in the undersigned's Securities Account with Edwards, the net asset value of the undersigned's money market trust shares, and the amount of cash reserve from the available margin loan value of the securities in the undersigned's Securities Account with Edwards as mutually agreed between Edwards and the undersigned; provided, however, that if the undersigned's Securities Account with Edwards is not a margin account, then the undersigned's Total.inc will not include such cash reserve amount of available margin loan value of such securities. All Card-Check Account transactions within the undersigned's Total.inc will be paid to the Bank by Edwards from and through the undersigned's TAA, as provided by this Agreement.

29. UNSATISFIED TRANSACTIONS. In the event Edwards does not pay the Bank for Card-Check Account transactions, due to the transactions exceeding the Total.inc, the Bank may accept such transactions as an overdraft on the undersigned's Card-Check Account, which is immediately due and payable to the Bank, plus FINANCE CHARGES thereon. It is understood that FINANCE CHARGES will be incurred on the Average Daily Balance of such overdraft at periodic rate of .068384% per day (25% ANNUAL PERCENTAGE RATE) from the date the undersigned's Card-Check Account is overdrawn until paid in full. The Average Daily Balance is calculated by dividing the total of the outstanding daily balances of overdrafts by the number of days the Card-Check Account is overdrawn. Payments will be applied, as of the date of receipt by the Bank, first to previously billed and unpaid FINANCE CHARGES and then to the balance of overdrafts. FINANCE CHARGES that accrue after the statement date will appear on the following periodic billing statement.

     The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

30. TERMINATION OF CARD-CHECK ACCOUNT. In the event of (i) cancellation of the undersigned's Card-Check Account, (ii) the insolvency, death or termination of the existence of the undersigned, (iii) the institution of attachment or garnishment proceedings against the undersigned, (iv) any breach or default of this Agreement by the undersigned or any person authorized to act on behalf of the undersigned, or (v) upon the termination by Edwards of the TAA service of the undersigned, the Card-Check Account will automatically terminate without notice to the undersigned or to any representative of the undersigned.


By signing this Agreement, the undersigned acknowledges that:

(a)  the undersigned has received a duplicate of this Agreement;
(b) the undersigned's securities may be loaned to Edwards or loaned out to others (refer to item 4 of GENERAL TERMS);
(c) the undersigned has received the prospectus/summary description;
(d) this Agreement contains a binding and enforceable arbitration provision on this page.

THIS IS A BINDING CONTRACT.  READ BOTH SIDES CAREFULLY BEFORE SIGNING.


Dated:           /s/ Richard M. Horowitz   I HAVE READ THIS AGREEMENT
      ---------  ----------------------------------------------------
                                        (Signature)


                 /s/ Beverly Horowitz   I HAVE READ THIS AGREEMENT
                 ----------------------------------------------------
                                        (Signature)

      KEEP CUSTOMER COPY OF THIS CONTRACT FOR YOUR RECORDS.
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                                                        EXHIBIT 4

                AGREEMENT AS TO BOARD MEMBERSHIP


          THIS AGREEMENT AS TO BOARD MEMBERSHIP (this
"Agreement"), dated as of August 7, 1997, is entered into by and among Incomnet, Inc. (the "Company"), Stanley C. Weinstein
("Weinstein"), David Wilstein ("Wilstein") and Richard M.
Horowitz ("Horowitz", and together with Weinstein, Wilstein and the Company, the "Parties").

                            RECITALS
                            --------

          A. On May 5, 1997, Wilstein, Horowitz and Messrs. Leonard Wilstein and Jack Gilbert filed a Schedule 13D with the Securities Exchange Commission ("SEC") stating that they may be deemed to be a group pursuant to SEC Rule 13d-5(b)(1) promulgated under Sections 13(d) and 13(g) of the Securities Exchange Act of
1934 (the "Act").

          B. Weinstein, Wilstein, Horowitz have expressed a desire to serve the Company as members of the Board of Directors of the Company (the "Board").

          C. The Company desires Weinstein, Wilstein and Horowitz to join the Board as directors.

          NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties herein contained, the parties hereby agree as follows:

          1.   Certain Definitions.
               -------------------

               "FFHSJ Memorandum" shall mean that certain memorandum dated June 23, 1997 by David Robbins and Karen Seto of
Fried, Frank, Harris, Shriver & Jacobson of Los Angeles,
California, with regard to the ambiguity in the charter documents of the Company as to the appropriate number of directors to serve on the Company's Board.

               "Group"  shall mean a group as referenced in SEC
Rule 13d-5 promulgated pursuant to Sections 13(d) and 13(g) of the Act.

          2. Board Composition. As of the date hereof, for so long as each of the individuals named herein shall agree to serve and until such time as any successor directors shall be duly elected in accordance with the Company's Bylaws, the Board of the Company shall consist of Mr. Albert Milstein, Ms. Nancy Zivitz, Mr.
Howard Silverman, Mr. Melvyn Reznick, Mr. David Wilstein, Mr.
Richard M. Horowitz and Mr. Stanley C. Weinstein.

          3. Lack of Assurances. The Parties acknowledge the issues raised by the FFHSJ Memorandum. The Parties agree that any issues raised by the FFHSJ Memorandum are merely of a technical nature and the Parties agree to clarify the Company's Articles of Incorporation at the next meeting of the Company's shareholders so as to resolve any existing uncertainty. Notwithstanding anything in this Paragraph 3 to the contrary, the Parties acknowledge and agree that no Party has made any representation to any other Party with respect to the issues raised in the FFHSJ Memorandum as the same may relate to the service of any person on the Board, and that all persons serving on the Board do so at their own risk with respect to any liability in connection with the issues raised in the FFHSJ Memorandum.

          4. Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company agrees to hold harmless and indemnify all of the persons named as directors in Paragraph 2 hereof, to the maximum extent permitted by the General
Corporation Law of California, against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any causes of actions, suits or proceedings arising by reason of the fact any such person is or was a director of the Company.

          5. D&O Insurance. The Company hereby agrees to use best efforts to raise its Directors and Officers Insurance from $1,000,000 to $5,000,000.

          6. Disclaim Group Membership. Wilstein and Horowitz hereby agree that (i) they will not assert that any other director of the Company should be deemed to be a member of the Group referenced in the Schedule 13D filed on May 5, 1997 by Wilstein, Horowitz and the individuals referenced in Recital A hereof solely by virtue of the execution and performance of this Agreement by the parties hereto and (ii) the Company shall not be considered to have endorsed the Group referenced in the Schedule
13D solely by virtue of the execution and performance of this Agreement by the parties hereto.

          7. Derivative Suits. The parties agree that it shall be the policy of the Board that, in view of the current condition of the Company and the cost and expense of indemnifying officers and directors, the presumption will be that the Board will not support (after a review of all the then relevant facts and circumstances) any derivative action unless such action pleads with particularity facts that give rise to a strong inference that a director or directors acted in violation of his, her or their duty of loyalty or duty of care to the Company, which policy is not applicable to the extent that the exercise of a director's fiduciary duties under applicable law, in light of the then relevant facts and circumstances, requires a different standard for evaluating a specific matter then before the Board.

          8. Shareholder Meeting: Articles Amendment The parties hereto agree (i) to use their best efforts to cause the next annual meeting of the shareholders of the Company to take place on September 22, 1997; (ii) to approve, and recommend that the shareholders of the Company approve, clarifying amendments to the Company's Articles of Incorporation and Bylaws, as recommended to the Board by the Company's counsel and reasonably approved by counsel to Wilstein and Horowitz, stating that the Board shall be comprised of seven (7) members; and (iii) that each director will either (A) support the election, at such meeting of shareholders, of a slate of directors nominated by majority vote of the Board
(which slate shall include Wilstein, Horowitz and Weinstein to the extent each of Wilstein, Horowitz and Weinstein shall have not resigned from the Board pursuant to Clause (B) hereof); or
(B) resign from the Board and subsequently nominate and support any slate of directors that such persons may choose, provided, however, that, in any case, no party shall be entitled (x) to take any action that would cause the annual meeting to take place subsequent to September 22, 1997 (other than an assertion in an appropriate forum that an party has violated the California
General Corporation Law or the federal securities laws in connection with such meeting, provided, however, that no assertion shall be made in any forum in opposition to the clarifying amendments described in clause (ii) above) or (y) to solicit proxies in opposition to clarifying amendments described in clause (ii) above. In the event that a director should resign from the Board pursuant to this Section or should be unable or unwilling to continue to serve on the Board, the Board shall then be entitled to fill such vacancy and/or to nominate and support the election to the Board of such other person as the Board shall, in its discretion, determine is appropriate.

          9.   Choice of Law.   The parties agree that this Agreement shall
be governed by and construed in accordance with the laws of the State of California, excluding any laws which would direct application of another jurisdiction.

          10.  Miscellaneous.
               -------------

          (a) This Agreement may not be amended or modified except by written instrument signed by the Company, Weinstein, Horowitz and Wilstein.

          (b) This Agreement constitutes the entire agreement and understanding among the Parties and supersedes all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

          (c) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

          (d)  This Agreement may not be assigned.

          (e) The Headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (f) This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          (g) When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

          IN WITNESS WHEREOF, the Company, Weinstein, Wilstein and Horowitz have caused this Agreement to be executed as of the date first written above.

                                        INCOMNET, INC.



                                        /s/ Melvyn Reznick
                                        -------------------------
                                        Melvyn Reznick
                                        President and Chief
                                        Executive Officer



                                        /s/ Stanley C. Weinstein
                                        -------------------------
                                        Stanley C. Weinstein



                                        /s/ David Wilstein
                                        -------------------------
                                        David Wilstein



                                        /s/ Richard M. Horowitz
                                        -------------------------
                                        Richard M. Horowitz